Exhibit 10.2

PROMISSORY NOTE

$100,000.00	January 5, 2005
Memphis, Tennessee

FOR VALUE RECEIVED, the undersigned, CHARLES G. WESTLUND, JR., (hereinafter Maker) hereby promises to pay to the order of TENNESSEE RESTAURANT CONCEPTS, INC., a Tennessee corporation, (hereinafter “Lender”), or the subsequent holder hereof, the principal sum of ONE HUNDRED THOUSAND AND 00/100 ($100,000.00) DOLLARS, with interest from date until paid at the rate per annum hereinafter stipulated, principal and interest to be due and payable as follows:

a. The principal of this Note shall bear interest from date hereof at the rate of seven (7.00%) percent per annum, and shall be amortized on the basis of a thirty (30) year term.

b. Said principal and interest shall be payable in equal payments in the amount of $665.30 commencing on the 5th day of February, 2005 and on the 5th day of each and every month thereafter until the 5th day of January, 2010, at which time the entire principal balance and all accrued but unpaid interest shall be paid.

c. All installments of principal and interest of this Note, if not paid within ten (10) days after the due date, shall include a late payment charge equal to five (5%) percent of the amount of the delinquent installment. It is agreed the late payment charge is reasonable compensation as liquidated damages to compensate the holder of this Note for the damages for the loss of use of money, the frustration of the holder’s meeting its financial obligations, and expenses associated with such late payment, all of which are difficult to ascertain; provided, however, that neither the right of the holder to receive such late charge nor the claiming or receiving of such late charge shall in any way delay or prevent the holder’s exercising its rights or remedies for Maker’s default.

The Maker may prepay the principal of this Note, in whole or in part, without the written consent of Lender.

The indebtedness evidenced by this Note is secured by Deed of Trust on property known as 3918 Winchester, Memphis, Tennessee 38118.

If all or any part of the property secured by the Deed of Trust is sold or transferred without Lender’s prior written consent, Lender may, at its option, require immediate payment in full of all sums secured thereby.

Upon failure to pay any installment of principal and/or interest of this Note within ten (10) days after the due date or upon default in any other provision of this Note, the Deed of Trust or any other documents securing this Note, or default in the payment or performance of any obligations due under that certain Wraparound Promissory Note secured by Wraparound Deed of Trust of even date herewith executed by Tennessee Entertainment Concepts, Inc. in favor of VCG Real Estate Holdings, Inc. evidencing and securing an indebtedness of $1,100,000.00, which is not cured within the time, if any, provided in said documents, or upon the occurrence of any event which entitles the holder of this Note to declare the entire principal indebtedness evidenced by this Note and accrued interest thereon due and payable, then all unpaid principal and accrued interest thereon shall at once become due and payable, at the option of the holder. Said option shall continue until all such defaults have been cured. The unpaid principal shall bear interest after maturity, whether by acceleration or otherwise, at the highest written contract rate of interest then allowed by law.

All payments under this Note are payable in lawful money of the United States of America which shall be legal tender for the payment of debts, public and private, at the time of payment. The aforesaid payments shall be made to Lender at its office at 1601 West Evans Avenue, #200, Denver, Colorado 80233, or such other place as the holder may from time to time designate in writing.

If this Note is placed in the hands of an attorney for collection by suit, foreclosure of any security, or otherwise, or to enforce or protect the security for its payment, or to enforce any other rights or remedies of the holder under this Note or the documents securing this Note, Maker will pay, on demand, all costs of collection, enforcement, protection and litigation together with a reasonable attorney’s fee. On demand, the Maker and all obligors agree to pay any attorney’s fees and related expenses the holder incurs in (a) collecting or attempting to collect the indebtedness evidenced by this Note; (b) enforcing the Deed of Trust or other instrument evidencing or securing this Note; (c) protecting the collateral encumbered by the Deed of Trust or other instrument securing this Note; or (d) defending or asserting the holder’s right in the collateral.

The Maker and any endorsers and guarantors severally waive presentment, protest and demand, notice of protest and demand and of the dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without limit as to the number of such extensions, or the period or periods thereof, without in any way affecting the liability of the Maker and endorsers and guarantors hereof.

This Note and the documents securing this Note are subject to the express condition that at no time shall Maker be obligated or required to pay interest on principal at a rate which can subject the holder of this Note to either civil or criminal liability as a result of such interest being in excess of the maximum rate of interest which the Maker is permitted by law to pay or which the holder of this Note is permitted by law to receive. If Maker is at any time required or obligated to pay interest on principal at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal. There is no intent to evade applicable usury laws.

This Note shall be construed according to the laws of the State of Tennessee. Time is of the essence with respect to Maker’s performance of its obligations under this Note.

This Note may not be amended except by an agreement in writing executed by Maker and the holder of this Note. No provision hereof may be waived except by an agreement in writing executed by the party against which the waiver is asserted.

The rights and remedies of the holder under this Note and the other documents securing this Note, are cumulative and not mutually exclusive and may be invoked and exercised as often as a default occurs, in any order determined by the holder without in any way waiving any past, present or future default. Failure of holder to exercise a right or remedy or any indulgence which may be granted from time to time by holder shall not be deemed a waiver of any right or remedy.

The undersigned waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this agreement or under any amendment, instrument, document or agreement delivered (or which may in the future be delivered) in connection herewith or arising from any banking relationship existing in connection with this agreement. The undersigned agrees that any such action or proceeding shall be tried before a court and not before a jury.

If any provision of this Note is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall in no way affect the other provisions of this Note, which shall be enforced to the full extent permitted by law.

This Note shall be binding upon the heirs, representatives, successors and assigns of Maker and shall inure to the benefit of the successors and assigns of Bank.

/s/ Charles G. Westlund, Jr.
CHARLES G. WESTLUND, JR.

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